Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Energy Transfer Partners, L.P. of our report dated February 24, 2015 relating to the financial statements of Midcontinent Express Pipeline LLC which appears in Exhibit 99.3 of Regency Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

March 5, 2015